                                                                    EXHIBIT 10.1








            ________________________________________________________



                               OPERATING AGREEMENT

                        FOR VISA ACCOUNTS AND RECEIVABLES

                             _______________________



                                     BETWEEN

                         NORDSTROM NATIONAL CREDIT BANK

                                       AND

                             NORDSTROM CREDIT, INC.



                             _______________________



                             DATED AS OF MAY 1, 1994



            ________________________________________________________

                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
                                   DEFINITIONS . . . . . . . . . . . . . . .   1
            Section 1.01  Definitions. . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
                            CONVEYANCE OF RECEIVABLES. . . . . . . . . . . .   4
            Section 2.01  Conveyance . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III
                            SERVICING OF RECEIVABLES . . . . . . . . . . . .   5
            Section 3.01  Bank Servicing Obligations . . . . . . . . . . . .   5
            Section 3.02  Servicing Compensation . . . . . . . . . . . . . .   5
            Section 3.03  Covenants of the Bank. . . . . . . . . . . . . . .   6

ARTICLE IV
                                   SETTLEMENTS . . . . . . . . . . . . . . .   7
            Section 4.01  Daily Accounts Receivable Settlements. . . . . . .   7
            Section 4.02  Monthly Settlement Statement . . . . . . . . . . .   7

ARTICLE V
                    EVENTS OF DEFAULT; SERVICING TERMINATION . . . . . . . .   8
            Section 5.01  Events of Default. . . . . . . . . . . . . . . . .   8
            Section 5.02  Remedies . . . . . . . . . . . . . . . . . . . . .   8
            Section 5.03  Successor Servicer . . . . . . . . . . . . . . . .   9
            Section 5.04  Appointment of Successor . . . . . . . . . . . . .   9

ARTICLE VI
                       OTHER MATTERS RELATING TO THE BANK. . . . . . . . . .  10
            Section 6.01  Limitation on Liability of the Bank and Others . .  10
            Section 6.02  Bank Resignation . . . . . . . . . . . . . . . . .  10
            Section 6.03  Access to Certain Documentation and Information
                          Regarding the Receivables. . . . . . . . . . . . .  10
            Section 6.04  Delegation of Duties . . . . . . . . . . . . . . .  11

ARTICLE VII
                                  MISCELLANEOUS. . . . . . . . . . . . . . .  11
            Section 7.01  Notices, Etc . . . . . . . . . . . . . . . . . . .  11
            Section 7.02  Successors and Assigns . . . . . . . . . . . . . .  12
            Section 7.03  Severability Clause. . . . . . . . . . . . . . . .  12
            Section 7.04  Amendments; Governing Law. . . . . . . . . . . . .  12
            Section 7.05  Counterparts . . . . . . . . . . . . . . . . . . .  12
            Section 7.06  Headings . . . . . . . . . . . . . . . . . . . . .  12


EXHIBIT A   FORM OF MONTHLY SETTLEMENT STATEMENT

EXHIBIT B   FORM OF DAILY ACCOUNTS RECEIVABLE SETTLEMENT

                               OPERATING AGREEMENT
                        FOR VISA ACCOUNT AND RECEIVABLES


            THIS AGREEMENT is made between NORDSTROM NATIONAL CREDIT BANK, a national banking association (hereinafter called the "BANK") and NORDSTROM CREDIT, INC., a Colorado corporation (hereinafter called "CREDIT").

            WITNESSETH:  THAT

            WHEREAS, subject to the terms and conditions of this Agreement, the Bank desires to transfer and assign to Credit and Credit desires to acquire from the Bank certain Receivables generated pursuant to certain credit card accounts of the Bank, including rights in the Finance Charges derived therefrom during the full term of this Agreement;

            WHEREAS, it is contemplated that following such transfer and assignment of the Receivables, the Bank will collect the sums due thereon from the Obligors on the Receivables and account to Credit therefor as provided herein; and

            WHEREAS, Credit has requested the Bank to undertake the collection and servicing responsibilities in respect of the Receivables;

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.01 DEFINITIONS. As used in this Operating Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise defined shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular.

            "AGREEMENT" shall mean this Operating Agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

            "ACCOUNT" shall mean each individual credit account in the portfolio of the Bank's Visa card receivables, which is now or hereafter established pursuant to a Credit Card Agreement between the Bank and an Obligor.

            "ACCOUNTING PERIOD" shall mean a calendar month or any other regular period of time mutually agreed upon.

            "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or legal holiday.

            "COLLECTIONS" shall mean all payments received by the Bank in respect of the Receivables in the form of cash, checks, wire transfers, ATM transfers or other forms of payment in accordance with the Credit Card Agreements in effect from time to time or otherwise accepted by the Bank, including all amounts received as recoveries with respect to Receivables which were previously recognized as charge-offs. A Collection received on an Account in excess of the aggregate amount of Receivables in such Account shall be credited to such Account or refunded to the Obligor by the Bank in accordance with its normal practice.

            "CREDIT CARD AGREEMENT" shall mean, with respect to an Account, the contract governing such Account.

            "CREDIT CARD GUIDELINES" shall mean the Bank's policies and procedures relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining Defaulted Accounts, the creditworthiness of credit card customers, the extension of credit to credit card customers and the terms on which repayments are required to be made, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time by the Bank.

            "DAILY ACCOUNTS RECEIVABLE SETTLEMENT" shall mean a report in the form of Exhibit B, delivered pursuant to Section 4.01 of this Operating Account.

            "DEBTOR RELIEF LAW" shall mean any federal or state bankruptcy or similar laws affecting the rights of debtors.

            "DEFAULTED ACCOUNTS" shall mean Accounts that are charged off under the Bank's usual and customary practices with respect to charging-off accounts.

            "EVENT OF DEFAULT" shall mean the Events of Default defined in
Article V thereof.

            "FINANCE CHARGES" shall mean, with respect to any Accounting Period, all monthly finance charges posted by the Bank to the Obligors in respect to the Accounts during such Accounting Period.

            "GOVERNMENTAL AUTHORITY" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "LIEN" shall mean a mortgage, pledge, lien, claim, equity interest, participation interest, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or lessor.

            "MASTER FILE" shall mean the computer file maintained by the Bank and containing account numbers and Receivable balances for each Account.

            "MONTHLY SETTLEMENT STATEMENT" shall mean a report in the form of Exhibit A to this Operating Agreement prepared by the Bank pursuant to
Section 4.02 of this Operating Agreement.

            "NEW ACCOUNTS" shall mean new Accounts originated by the Bank under Credit Card Agreements currently in use by the Bank.

            "OBLIGOR" shall mean, with respect to any Account, the person or persons obligated to make payments with respect to such Account, including any guarantor thereof.

            "OFFICER'S CERTIFICATE" shall mean a certificate executed by the President or a Vice President of the Bank or Credit.

            "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

            "RECEIVABLE" shall mean any amounts owing by the Obligor under an Account from time to time, including the right to payment of amounts owing for the payment of goods and services and amounts payable for Finance Charges and any fees. Receivables which are in Defaulted Accounts shall not be shown on the Bank's records as amounts owing and shall cease to be Receivables on the day on which such Accounts become Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the date of processing such Receivable.

            "SETTLEMENT DATE" shall mean the eleventh calendar day following the preceding months, or, if such day is not a Business Day, the next preceding Business Day.

            "SUCCESSOR SERVICER" shall mean a successor to the Bank appointed pursuant to the provisions of Section 5.04 of this Operating Agreement.

            "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                                   ARTICLE II
                            CONVEYANCE OF RECEIVABLES

            Section 2.01  CONVEYANCE.

          (a) The Bank hereby sells, assigns, transfers and conveys to Credit, without recourse, all of its right, title and interest into and under (i) all Receivables hereafter arising in respect of any New Accounts which become Accounts on the Bank's Master File, together with all rights (but not the obligations) relating to the Receivables in and under the related Credit Card Agreements; (ii) all monies due or to become due with respect to the foregoing; and (iii) all proceeds of the foregoing. The foregoing assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by Credit of any obligation of the Bank or any other Person in connection with the Accounts, the Receivables, the Credit Card Agreements or any other agreement relating thereto, including without limitation any obligation to Obligors.

          (b) In connection with the foregoing conveyance, the Bank agrees to record and file, at its own expense, a financing statement with respect to the Receivables hereafter created and transferred by the Bank meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer of the Receivables from the Bank to Credit, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to Credit.

          (c) The amount payable as the purchase price for Receivables purchased by Credit under this Agreement shall equal the net amount paid by the Bank for such Receivables as of the date of their origination.

          (d) The purchase price for Receivables shall be paid or provided for on each Business Day following the delivery of a Daily Accounts Receivable Settlement by payment by Credit to the Bank in immediately available funds.

          (e) The purchase price shall be adjusted on a daily basis with respect to any Receivable which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense. The purchase price shall also be adjusted on a daily basis with respect to any Receivable which is reduced by the Bank by any cancellation or deletion which was created as a result of an error made at the point of sale. The amount of such adjustment shall be equal to the amount of any such error made at the point of sale.

                                   ARTICLE III
                            SERVICING OF RECEIVABLES

     Section 3.01  BANK SERVICING OBLIGATIONS.

          (a) The Bank, on behalf of Credit, shall bill and collect the Receivables due thereunder, and, except as otherwise limited herein, exercise all discretionary powers involved in such billing and collection and shall bear all costs and expenses incurred in connection therewith that may be necessary or advisable and permitted for carrying out the transactions contemplated by this Agreement. In the billing and collection of the Receivables due thereunder, the Bank shall exercise the same care and apply the same policies that it would exercise if it owned the Receivables.

          (b) The Bank shall have full power and authority, acting alone or through any party to which the Bank has subcontracted its obligations hereunder, to do any and all things in connection with such servicing which it may deem necessary or desirable. The Bank shall be fully responsible to Credit for any and all acts or failures to act of any such subcontractor to the same extent as if the Bank were performing or directly responsible for such subcontractors' duties and responsibilities. Without limiting the generality of the foregoing and subject to Sections 5.03 and 5.01, the Bank is hereby authorized and empowered to execute and deliver, on behalf of Credit, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables; Credit shall furnish the Bank with any powers of attorney and other documents necessary or appropriate to enable the Bank to carry out its servicing and administrative duties hereunder.

     Section 3.02 SERVICING COMPENSATION. As compensation for its servicing activities hereunder, the Bank shall be entitled to receive a servicing fee in respect of any Accounting Period (or portion thereof), payable in arrears on each Settlement Date equal to an amount as shall be agreed upon by Credit, except that if Credit shall not agree, the Bank shall be entitled to a servicing fee of 2% of the purchase price for all Receivables purchased by Credit during such Accounting Period. The Bank's expenses include all expenses incurred by the Bank in connection with its activities hereunder; PROVIDED, that in no event shall the Bank be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on Credit. The Bank shall be required to pay such expenses for its own account.

          Section 3.03  COVENANTS OF THE BANK.  The Bank hereby covenants that:

          (a) COMPUTER FILES. The Bank will, at its own cost and expense, contract with a third-party processor to retain the Master File used by it as a record of the Accounts and copies of all material documents relating to each Account as custodian for Credit.

          (b)  INDEMNIFICATION.

               (i) In any suit, proceeding or action brought by Credit for any sum owing with respect to a Receivable, the Bank will save, indemnify and keep Credit harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under the related Account, arising out of a breach by the Bank of any obligation under such Account or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Bank, and all such obligations of the Bank shall be and remain enforceable against and only against the Bank and shall not be enforceable against Credit.

               (ii) The Bank hereby agrees to defend and indemnify Credit against all costs, expenses, claims and liabilities in respect of any action taken by the Bank relative to any Receivable or arising out of any proven failure of compliance of any Receivable with the provisions of any law or regulation, whether federal, state or local, applicable thereto (including, without limitation, any usury law, the Federal Truth in Lending Act or Regulation Z of the Federal Reserve System).

          (c) COMPLIANCE WITH LAW. The Bank will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Accounts or any parts thereof; PROVIDED, HOWEVER, that the Bank may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of Credit. The Bank will comply, in all material respects, with its obligations under the contracts with Obligors relating to Accounts.

          (d) ASSIGNMENTS AND SECURITY INTERESTS. Except for the transfers hereunder the Bank will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, Account or books or records relating to any Receivable, whether now existing or hereafter created, or any interest therein; the Bank will immediately notify Credit of the existence of any Lien on any Receivable; the Bank shall defend the right, title and interest of Credit in, to and under the Receivables, whether now existing or hereafter transferred to Credit, against all claims of third parties claiming through or under the Bank.

                                   ARTICLE IV
                                   SETTLEMENTS

     Section 4.01 DAILY ACCOUNTS RECEIVABLE SETTLEMENTS. The Bank shall deliver to Credit the Daily Accounts Receivable Settlement in the form of Exhibit B hereto, which is hereby incorporated by reference for all purposes herein. The Bank shall be obligated to deliver such Daily Accounts Receivable Settlement by 3:00 p.m. on each Business Day with respect to activity in the Receivables for the prior day (or, in the case of a Daily Accounts Receivable Settlement delivered on a day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such non-Business
Days). The above discussion is a summary of the Daily Accounts Receivable Settlement, and Credit intends that the applications and procedures described in the Daily Accounts Receivable Settlement shall be construed with this Agreement; PROVIDED, that to the extent of any inconsistency or omission, Credit and the Bank agree to confer in good faith to resolve such inconsistency or omission. Credit and the Bank agree that the Bank shall prepare each Daily Accounts Receivable Settlement as promptly as possible each Business Day on the basis of the "pre-audit" sales and collections figures transmitted for each day from Electronic Data Systems Corporation.


     Section 4.02  MONTHLY SETTLEMENT STATEMENT.

          (a) On each Settlement Date prior to 1:00 pm., the Bank shall deliver to Credit a certificate in substantially the form of Exhibit A hereto (the "Monthly Settlement Statement") for the related Accounting Period.

          (b) One Business Day prior to each Settlement Date, the Bank shall deliver to Credit a copy of the proposed Monthly Settlement Statement for such Settlement Date. Unless the Bank shall have received written notification from Credit not to settle in accordance with such Monthly Settlement Statement as a result of an error therein, which notification shall specify the reasons therefor in detail, all settlements shall be made in accordance with such Monthly Settlement Statement. Upon receipt of such notification, the Bank and Credit shall immediately confer in order to resolve any identified errors.

                                    ARTICLE V
                    EVENTS OF DEFAULT; SERVICING TERMINATION

     Section 5.01 EVENTS OF DEFAULT. The occurrence and continuation of any one of the following events shall be an "Event of Default" under this Agreement:

          (a) Failure on the part of the Bank to provide Monthly Settlement Statements and Daily Accounts Receivable Settlements to Credit when due and continuance of such failure for two Business Days; or

          (b) An involuntary case is commenced or filed against the Bank under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Bank or of any substantial part of its property, or for the winding up of the affairs of, liquidation, dissolution, or reorganization of the Bank and the continuance of such case or filing unstayed for a period of thirty (30) consecutive days; or

          (c) An order for relief shall be entered in a case under Title 11 of the United States Code in which the Bank is a debtor, or the Bank shall become insolvent or admit in writing its inability to pay its debts as they come due, or the commencement by the Bank of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Bank to the appointment of or taking possession by a receiver liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Bank or of any substantial part of its property or the making by the Bank of an assignment for the benefit of creditors or the failure by the Bank generally to pay its debts as such debts become due or the taking of corporate action by the Bank in furtherance of any of the foregoing.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 5.01(a) shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Bank and such delay or failure was caused by an Act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Bank from discharging its obligations in a timely manner in accordance with the terms of this Agreement and the Bank shall provide Credit with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

     Section 5.02 REMEDIES. If an Event of Default shall have occurred, Credit may by notice given in writing to the Bank (a "Termination Notice") terminate all of the rights and obligations of the Bank under this Agreement.

Notwithstanding any termination of the rights and obligations of the Bank, the Bank shall remain responsible for any acts or omissions to act by it prior to such termination.

     Section 5.03  SUCCESSOR SERVICER.

          (a) After receipt by the Bank of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by Credit pursuant to
Section 5.01, all authority and power of the Bank under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, Credit is hereby authorized and empowered (upon the failure of the Bank to cooperate) to execute and deliver, on behalf of the Bank as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Bank to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer or servicing rights.

          (b) Bank agrees to cooperate with Credit and such Successor Servicer in effecting the termination of the responsibilities and rights of the Bank to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Bank to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Bank for deposit, or which shall thereafter be received with respect to the Receivables.

          (c) The Bank shall promptly arrange with a third-party processor to transfer its Master File relating to the Accounts and the Receivables therein to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Accounts and the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Bank to disclose to the Successor Servicer information of any kind which the Bank reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Bank shall deem necessary to protect its interest.

     Section 5.04 APPOINTMENT OF SUCCESSOR. On and after the receipt by the Bank of a Termination Notice pursuant to Section 5.02, the Bank shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by Credit in writing or, if no such date is specified in the Termination Notice, or otherwise specified by Credit, until a date mutually agreed upon by the Bank and Credit. Credit shall as promptly as possible after the giving of a Termination Notice appoint a successor to the Bank (the "Successor Servicer") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to Credit. Credit may obtain bids from any potential successor servicer. If Credit is unable to obtain any bids from any potential successor servicer and the Bank delivers an Officer's Certificate to the effect that it cannot in good faith cure the Event of Default which gave rise to a transfer of servicing, then Credit shall offer the Bank the right to reacquire the Receivables.

                                   ARTICLE VI
                       OTHER MATTERS RELATING TO THE BANK

     Section 6.01 LIMITATION ON LIABILITY OF THE BANK AND OTHERS. No recourse under or upon any obligation or covenant of this Agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the shareholder, officers or directors, as such of the Bank or of any successor corporation, or any of them, or under or by reason of the obligations, covenants or agreements contained in this Agreement or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, under or by reason of the obligations or covenants contained in this Agreement or implied therefrom, are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. The Bank and any director or officer or employee or agent of the Bank may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Bank shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     Section 6.02 BANK RESIGNATION. The Bank shall not resign from the obligations and duties hereby imposed on it except upon determination that
(i) the performance of its duties hereunder is no longer permissible under applicable law, and (ii) there is no reasonable action which the Bank could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Bank shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to Credit. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Bank in accordance with Sections 5.03 and 5.04 hereof.

     Section 6.03 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Bank shall provide Credit and its representatives access to the documentation regarding the Accounts and the Receivables in such cases where
(1) Credit is required by applicable statutes or regulations, or (2) any Person is permitted pursuant to a separate written agreement with the Bank, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours,
(iii) subject to the Bank's normal security and confidentiality procedures, and
(iv) at offices designated by the Bank. Nothing in this Section 6.03 shall derogate from the obligation of Credit or the Bank to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Bank to provide access as provided in this Section 6.03 as a result of such obligation shall not constitute a breach of this Section 6.03.

     Section 6.04 DELEGATION OF DUTIES. In the ordinary course of business, the Bank may at any time delegate any of its duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. Such delegation shall not relieve the Bank of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.02 hereof. The delegation by the Bank of its duties to any other servicer shall not relieve the Bank of its duties hereunder.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01 NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by United States mail, postage prepaid, or by telecopy facsimile, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 7.01. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

     If to the Bank:     NORDSTROM NATIONAL CREDIT BANK
                         13531 E. Caley Avenue
                         Englewood, Colorado 80111
                         Attention:  President
                         Telephone:  303-397-4700
                         Facsimile:  303-397-4775

     If to Credit:       NORDSTROM CREDIT, INC.
                         13531 E. Caley Avenue
                         Englewood, Colorado 80111
                         Attention:  President
                         Telephone:  303-397-4700
                         Facsimile:  303-397-4775

     Section 7.02 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Credit successors and assigns and shall inure to the benefit of Credit and its successors and assigns.

     Section 7.03 SEVERABILITY CLAUSE. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.04 AMENDMENTS; GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder (i) may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought, and (ii) shall be construed in accordance with and governed by the laws of the State of Colorado.

     Section 7.05 COUNTERPARTS. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

     Section 7.06 HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Bank and Credit have caused this Agreement to be executed by their respective officers thereunto duly authorized as of May 1, 1994.

                                        NORDSTROM NATIONAL CREDIT BANK



                                        By /s/ John A. Goesling
                                          --------------------------------------
                                          John A. Goesling, Chairman



                                        By /s/ John Walgamott
                                          --------------------------------------
                                          John Walgamott, President



                                        NORDSTROM CREDIT, INC.



                                        By /s/ John Walgamott
                                          --------------------------------------
                                          John Walgamott, President

                                    EXHIBIT A

                         NNCB and NORDSTROM CREDIT, INC.
                                      VISA
                          MONTHLY SETTLEMENT STATEMENT

DATE: ______________

AMOUNT TO SETTLE BETWEEN NORDSTROM NATIONAL CREDIT
BANK, INC. ("BANK") AND NORDSTROM CREDIT, INC. ("CREDIT")

For the Month of: _____________________


                                        DUE CREDIT          DUE BANK
                                        ----------         ----------
NSF Checks                                                     $0.00
                                                           ---------
Credit Balance Refunds                                         $0.00
                                                           ---------
Lockbox Adjustments                         $0.00              $0.00
                                        ---------          ---------
Account Transfers                           $0.00              $0.00
                                        ---------          ---------
Nord/Visa Transfers                                            $0.00
                                                           ---------
Chargebacks                                 $0.00
                                        ---------
Purchase Incentive                          $0.00
                                        ---------
Auto Balance Adjustment                     $0.00              $0.00
                                        ---------          ---------
Annual Fee Income                                              $0.00
                                                           ---------
Late Fee Income                                                $0.00
                                                           ---------
Cash Advance Fee Income                                        $0.00
                                                           ---------
Retrieval/Mics. Fee Income                                     $0.00
                                                           ---------
Goodwill & Misc. Write-Off                  $0.00
                                        ---------
Other                                       $0.00              $0.00
                                        ---------          ---------
   SUBTOTAL                                 $0.00              $0.00
                                        ---------          ---------
NET TRANSFER
                                        ---------          ---------
                                        ---------          ---------

Prepared by: ________________________

Approved by: ________________________

                                    EXHIBIT B

                         NNCB and NORDSTROM CREDIT, INC.
                                      VISA
                      DAILY ACCOUNTS RECEIVABLE SETTLEMENT

DATE: ______________

AMOUNT TO SETTLE BETWEEN NORDSTROM NATIONAL CREDIT
BANK, INC. ("BANK") AND NORDSTROM CREDIT, INC. ("CREDIT")

NORDSTROM DAY OF:  January 00, 1900
                   ------------------

VISA PROCESSING DATE:  January 00, 1900
                       ------------------

                                        DUE CREDIT          DUE BANK
                                        ----------         ----------
Bank Credit Card Sales Slips less
Credit Slips less Allowance for
Write-Off - Nordstrom                                          $0.00
                                                           ---------
Bank Credit Card Sales Slips less
Credit Slips - Visa                                            $0.00
                                                           ---------
Store Payments on Account - Nordstrom       $0.00
                                        ---------
Lockbox Payments - Nordstrom                $0.00
                                        ---------
Lockbox Payments - Visa                     $0.00
                                        ---------
Bank Servicing Fees - Nordstrom                                $0.00
                                                           ---------
Bank Servicing Fees - Visa                                     $0.00
                                                           ---------
Other                                       $0.00              $0.00
                                        ---------          ---------
   SUBTOTAL                                 $0.00              $0.00
                                        ---------          ---------
NET TRANSFER
                                        ---------          ---------
                                        ---------          ---------

Prepared by: _________________________

Approved by: _________________________